Exhibit 5.1

____________, 2021

New Duke Holdco, Inc.

222 Berkeley Street, 5th Floor

Boston, Massachusetts 02116

Re:	New Duke Holdco, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Nevada counsel to New Duke Holdco, Inc., a Nevada corporation ("New DraftKings"), in connection with the Registration Statement on Form S-4, initially filed by New DraftKings with the Securities and Exchange Commission (the "Commission") on October__, 2021, as amended and supplemented through the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance of up to _____________ shares of New DraftKings Class A common stock, par value $0.0001 per share (the "New DraftKings Class A Common Stock"), comprising a part of the total amount of shares of New DraftKings Class A Common Stock issuable pursuant to the Agreement and Plan of Merger, dated as of August 9, 2021 (the "Merger Agreement"), among Golden Nugget Online Gaming, Inc., a Delaware corporation ("GNOG"), DraftKings Inc., a Nevada corporation ("DraftKings"), New DraftKings, Duke Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of New DraftKings ("DraftKings Merger Sub") and Gulf Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of New DraftKings ("GNOG Merger Sub"). Certain shares of New DraftKings Class A Common Stock to which the Registration Statement relates (the "Merger Shares") are to be issued by New DraftKings pursuant to the transactions contemplated by the Merger Agreement, and subject to the terms and conditions therein, (i) to the stockholders of DraftKings in connection with the merger of DraftKings Merger Sub with and into DraftKings, with DraftKings surviving as a wholly-owned subsidiary of New DraftKings (the "DraftKings Merger"); and (ii) to the stockholders of GNOG in connection with the merger of GNOG Merger Sub with and into GNOG, with GNOG surviving as a wholly-owned subsidiary of New DraftKings (the "GNOG Merger" and together with the DraftKings Merger, the "Mergers"). The balance of the shares of New DraftKings Class A Common Stock to which the Registration Statement relates (the "RSU Shares" and, together with the Merger Shares, the "Registered Shares") are to be issued upon vesting and settlement of certain issued and outstanding restricted stock units of GNOG that (i) were outstanding or issued on the date of the Merger Agreement and (ii) are issued to existing GNOG employees prior to the completion of the mergers, excluding shares underlying certain restricted stock units awarded by GNOG after August 9, 2021, which will convert into restricted stock units of New DraftKings ("New DraftKings RSUs") under certain New DraftKings restricted stock unit agreements (the "New DraftKings RSU Agreements") and will entitle the holder to receive a number of RSU Shares as specified in the Merger Agreement and the New DraftKings RSU Agreements. This opinion letter does not relate to certain shares of New DraftKings Class A Common Stock issuable pursuant to the Merger Agreement that will be beneficially owned by certain stockholders of GNOG and DraftKings, respectively, that executed and delivered written consents to approve the Merger Agreement, including all shares of New DraftKings Class A Common Stock to be issued to Landry’s Fertitta, LLC, a Texas limited liability company, which are not being registered by the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

Greenberg Traurig, LLP | Attorneys at Law

10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002

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New Duke Holdco, Inc.

______________, 2021

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the joint information statement/prospectus contained therein and the exhibits thereto; (ii) the Merger Agreement; (iii) the form of Amended and Restated Articles of Incorporation of New DraftKings (the "Amended and Restated Charter"); (iv) the form of Amended and Restated Bylaws of New DraftKings; (v) resolutions adopted by the board of directors of New DraftKings; (vi) draft Articles of Merger relating to the DraftKings Merger; (vii) draft Certificate of Merger relating to the GNOG Merger; and (viii) the form of New DraftKings RSU Agreement. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) the Merger Agreement is a valid and binding obligation of New DraftKings; (v) the New DraftKings RSU Agreements, in the form submitted for our review, without alteration or amendment (other than identifying the appropriate date) will be valid and binding obligations of New DraftKings; (vi) each of the Articles of Merger and the Amended and Restated Charter, as attached as an exhibit to the Articles of Merger in the form submitted for our review, without alteration or amendment (other than identifying the appropriate date) will be duly authorized and executed and thereafter be duly filed with the Nevada Secretary of State in accordance with NRS 92A.200, that no other certificate or document, other than the Articles of Merger, including therein the Amended and Restated Charter, has been or will be filed by or in respect of New DraftKings with the Nevada Secretary of State and that New DraftKings will pay all fees and other charges required to be paid in connection with the filing of the Articles of Merger; (vii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and complies with all applicable laws; and (viii) all Registered Shares will be issued and delivered in accordance with the terms of the Merger Agreement and in the manner specified in the Registration Statement and, additionally with respect to the RSU Shares, in accordance with the terms of the New DraftKings RSU Agreements.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of New DraftKings and others and of public officials.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, (i) when issued and delivered in accordance with the terms and conditions of the Merger Agreement, the Merger Shares will be validly issued, fully paid and non-assessable; and (ii) when issued in accordance with the terms and conditions of the New DraftKings RSU Agreements and the Merger Agreement, and upon the vesting and settlement of the New DraftKings RSUs, the RSU Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of Nevada are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the joint information statement/prospectus composing part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

Greenberg Traurig, LLP | Attorneys at Law

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